Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of US Airways Group, Inc. (the Company) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report), W. Douglas Parker, as Chief Executive Officer of the Company, and Derek J. Kerr, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Douglas Parker
Name: W. Douglas Parker
Title: Chief Executive Officer
Date: February 20, 2008

/s/ Derek J. Kerr
Name: Derek J. Kerr
Title: Chief Financial Officer
Date: February 20, 2008
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.